Exhibit 99.1

Vivakor Expands Business into Mexico with Agreement
for Fully Compliant International Fuel Trade

Major Milestone Marks Expansion Into International Fuel Markets

Dallas, TX, Dec. 04, 2025 (GLOBE NEWSWIRE) – Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse, and remediation service, today announced that its commodities trading platform, Vivakor Supply & Trading (“VST”), executed an agreement for its first international fuel transaction into Mexico. This pending transaction marks VST’s initial entry into cross-border refined product markets and reflects the continued advancement of the Company’s enhanced importation, compliance, and financial-control framework.

The trade represents a significant milestone for Vivakor, demonstrating the Company’s ability to expand beyond domestic crude oil and LPG operations. VST’s international growth strategy is supported by Vivakor’s integrated midstream infrastructure, strengthened regulatory processes, and specialized trading capabilities designed to ensure fully compliant and auditable international operations.

Vivakor Chairman and Chief Executive Officer James Ballengee commented, “This agreement for a fuel transaction into Mexico is a major milestone for Vivakor Supply & Trading and a strong validation of our enhanced compliance and importation structure. This progress demonstrates our ability not only to operate at scale within the United States but also to expand into international markets while maintaining strict regulatory compliance and industry-standard operational controls. We believe this initial transaction positions Vivakor for continued growth across North America’s energy supply chain.”

Consistent with standard physical commodity transactions, VST expects to recognize revenue based on its role as an intermediary within the supply chain once the transaction is executed. Actual revenue recognized will vary depending on market conditions, transaction structure, and VST’s operational role.

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of sustainable energy transportation, storage, reuse, and remediation services, operating fleets of oilfield trucking services in the continental United States. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil and produced water gathering, storage, transportation, reuse, and remediation services under long-term contracts.

Once operational, Vivakor’s oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: http://vivakor.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, the expected transaction and ownership structure, the valuation of the transaction, the likelihood and ability of the parties to successfully and timely consummate planned acquisitions, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of the such transaction, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor and the Endeavor Entities or the date of such information in the case of information from persons other than Vivakor and the Endeavor Entities, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding the Endeavor Entities industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investors Contact:
P:949-281-2606
info@vivakor.com